Exhibit 10.30

PureDepth, Inc.
Amendment to Employment Agreement
Jonathan J. McCaman

PureDepth, Inc. (“PureDepth” or “Company”) and Jonathan J. McCaman (“Employee”) have entered into this amendment (the “Amendment”) to the employment letter agreement, dated May 7, 2007 (the “Agreement”), this 29 of April, 2008 (the “Effective Date”).

WHEREAS, Employee serves as the Company’s Chief Financial Officer, Secretary, and, commencing January 24, 2008, as the Company’s President, and in consideration of Employee’s performance of his increased services to the Company, the parties wish to amend Employee’s compensation.

THEREFORE, the parties agree as follows:

1.           Definitions.  Except as otherwise defined herein, all capitalized terms shall have the meaning set forth in the Agreement.

2.           Position.  In addition to the services already contemplated under Section 2.1 of the Agreement, the parties agree that Employee will serve in the capacity of President of the Company, in accordance with, and shall report to and have the duties and responsibilities set forth in the Company’s Bylaws, and as otherwise assigned by Company’s Board of Directors (“Board”) both as may be reasonably assigned from time to time.

3.           Base Salary.   Company shall increase and pay Employee a base salary under Section 4.1 of the Agreement of $210,000, effective as of March 1, 2008.

4.           Bonus.  Section 4.3 of the Agreement shall be amended and revised in whole in order to provide that Employee shall be eligible for an executive incentive bonus, in an amount up to $50,000 per quarter, to be based upon key performance indicators (“KPI’s”) to be mutually determined by the Employee and the Board’s Compensation Committee, for the first two quarters, within 30 days of signing of this Amendment, and thereafter on a schedule determined by the parties.

5.           Equity.  In addition to the equity provided in Section 4.2 of the Agreement, on April 10, 2008, Employee was granted a stock option to purchase 750,000 shares of the Company’s common stock, at an exercise price of $0.27 per share.  In addition, subject to the approval of the Board, each quarter Employee will be eligible for an additional grant of stock options to purchase up to 150,000 shares of the Company’s common stock, to be based upon KPI’s to be mutually determined by the Employee and the Board’s Compensation Committee, for the first two quarters, within 30 days of signing of this Amendment, and thereafter on a schedule determined by the parties.  The exercise price of each of the foregoing options will be equal to the closing price of the Company’s common stock on the Option grant date as reported by the OTC Bulletin Board.  Each option will vest quarterly over three (3) years, and will be subject to the terms and conditions of the Company’s 2006 Stock Incentive Plan and form of stock option agreement, which Employee will be required to sign as a condition of receiving the Option.

6.           Change of Control Provision.  In the event of a “Change of Control,” as defined below, all of Employee’s then-unvested options shall immediately vest.

For the purposes  of this  Agreement,  "Change of  Control" is defined  as  the  occurrence  of  any  of the  following  after  the  Effective Date:

                  (i) any "person" (as defined in Section 13(d) and 14(d) of the Securities exchange Act of 1934, as amended (the "Exchange Act")), excluding for this  purpose,  (i) the Company or any subsidiary  of the Company, or (ii) any employee benefit plan of the Company or any subsidiary of the Company,  or any person or entity organized,  appointed or established by the Company for or pursuant to the terms of any plan which acquires beneficial  ownership of voting securities of the Company, is or becomes the "beneficial  owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;  provided, however, that no Change of Control will be deemed to have occurred as a result of a change in ownership percentage resulting  solely from an acquisition of securities by the Company, the grant or exercise of any stock option, stock award, stock purchase right or similar equity incentive, or the continued beneficial ownership by any party of voting securities of the Company which such party beneficially owned as of the Effective Date; or

                  (ii) consummation  of  a  reorganization, merger or consolidation or sale or other disposition of at least 80% of the assets (other than cash and cash  equivalents) of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial  owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally  in the  election  of  directors, as the case may be, of the  company resulting  from such Business Combination (including, without limitation, a company  which,  as a result of such  transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately  prior  to such Business Combination, of the outstanding voting securities of the Company; or

                  (iii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

7.           Continuation of Other Terms.  Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

________________________________________
Mark Kalow
Member, Board of Directors
Compensation Committee

Date:____________________________________

Acknowledged, Accepted and Agreed:

________________________________________
Jonathan J. McCaman

Date:____________________________________